Exhibit 3.13

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ECLIPSE RESOURCES MIDSTREAM, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is Eclipse Resources Midstream, LP.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent is The Corporation Trust Company.

THIRD: The name and mailing address of the general partner are as follows:

Eclipse GP, LLC

c/o Eclipse Resources

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the 6th day of January, 2015.

ECLIPSE GP, LLC
a Delaware limited liability company

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Authorized Person